Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2025.

WAUWATOSA, WI – 7/22/25– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $7.7 million, or $0.43 per diluted share, for the quarter ended June 30, 2025 compared to $5.7 million, or $0.31 per diluted share, for the quarter ended June 30, 2024. Net income per diluted share was $0.59 for the six months ended June 30, 2025 compared to net income per diluted share of $0.47 for the six months ended June 30, 2024.

"We are pleased with our performance during the quarter, which resulted in our highest quarterly earnings per share since the quarter ended December 31, 2021,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "The Community Banking segment achieved $2.4 million of growth in net interest income compared to the quarter ended June 30, 2024 primarily due to continued improvement in our cost of funds. We continue to maintain strong asset quality and experience minimal loan loss activity, resulting in releases from our allowance for credit losses. The Mortgage Banking segment recorded pre-tax income as seasonal loan origination volumes expanded during the quarter and professional fees normalized following the finalization of our legal settlement during the prior quarter.  On a consolidated level, we continued to add to book value per share through strong earnings and an active share repurchase program."

Highlights of the Quarter Ended June 30, 2025

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $7.7 million for the quarter ended June 30, 2025 compared to net income of $5.7 million for the quarter ended June 30, 2024.
●	Consolidated return on average assets (annualized) was 1.39% for the quarter ended June 30, 2025 and 1.02% for the quarter ended June 30, 2024.
●	Consolidated return on average equity (annualized) was 9.04% for the quarter ended June 30, 2025 and 6.84% for the quarter ended June 30, 2024.
●	Dividends declared during the quarter ended June 30, 2025 totaled $0.15 per common share.
●	During the quarter ended June 30, 2025, we repurchased approximately 508,000 shares at a cost (including the federal excise tax) of $6.5 million, or $12.80 per share. The share repurchases increased book value approximately $0.14 during the quarter ended June 30, 2025.
●	Nonperforming assets as a percentage of total assets was 0.37% at June 30, 2025, 0.35% at March 31, 2025, and 0.25% at June 30, 2024.
●	Past due loans as a percentage of total loans was 0.69% at June 30, 2025, 0.67% at March 31, 2025, and 0.76% at June 30, 2024.
●	Book value per share was $18.19 at June 30, 2025 and $17.53 at December 31, 2024.

Community Banking Segment

●	Pre-tax income totaled $7.6 million for the quarter ended June 30, 2025, which represents a $2.6 million, or 50.4%, increase compared to $5.1 million for the quarter ended June 30, 2024.
●	Net interest income totaled $13.6 million for the quarter ended June 30, 2025, which represents a $2.4 million, or 21.4%, increase compared to $11.2 million for the quarter ended June 30, 2024.
●	Average loans held for investment totaled $1.67 billion during the quarter ended June 30, 2025, which represents a decrease of $1.5 million, or 0.1%, compared to the quarter ended June 30, 2024. The decrease was primarily due to a decrease in single-family mortgages offset by increases in commercial real estate and multi-family mortgages. Average loans held for investment decreased $8.1 million compared to $1.67 billion for the quarter ended March 31, 2025. The decrease was primarily due to decrease in single-family mortgages.
●	Net interest margin increased 59 basis points to 2.60% for the quarter ended June 30, 2025 compared to 2.01% for the quarter ended June 30, 2024, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits. Net interest margin increased 13 basis points compared to 2.47% for the quarter ended March 31, 2025, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in cost of borrowings and weighted average cost of deposits.
●	Past due loans at the community banking segment totaled $8.9 million at June 30, 2025, $7.6 million at March 31, 2025, and $9.3 million at June 30, 2024.

●

The segment had a negative provision for credit losses related to funded loans of $125,000 for the quarter ended June 30, 2025 compared to a negative provision for credit losses related to funded loans of $197,000 for the quarter ended June 30, 2024.  The current quarter decrease was primarily due to decreases in multi-family qualitative risk factors, offset by an increase in the single-family loan qualitative factors primarily related to increases in internal asset quality risk factors and an increase in construction loan balances. The provision for credit losses related to unfunded loan commitments was $106,000 for the quarter ended June 30, 2025 compared to a negative provision for credit losses related to unfunded loan commitments of $82,000 for the quarter ended June 30, 2024. The provision for credit losses related to unfunded loan commitments for the quarter ended June 30, 2025 was due primarily to an increase in the loans approved that are currently waiting to close compared to the prior quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 50.40% for the quarter ended June 30, 2025, compared to 62.37% for the quarter ended June 30, 2024.
●	Average core retail deposits (excluding brokered and escrow accounts) totaled $1.31 billion during the quarter ended June 30, 2025, an increase of $91.7 million, or 7.5%, compared to $1.22 billion during the quarter ended June 30, 2024. Average deposits increased $32.9 million, or 10.3% annualized, compared to $1.28 billion for the quarter ended March 31, 2025. The increases were primarily due to increases in checking, money market, and certificates of deposit balances. The segment had an average of $72.5 million in brokered certificate of deposits during the quarter ended June 30, 2025.

Mortgage Banking Segment

●	Pre-tax income totaled $2.0 million for the quarters ended June 30, 2025 and June 30, 2024.
●	Loan originations decreased $45.3 million, or 7.1%, to $588.8 million during the quarter ended June 30, 2025, compared to $634.1 million during the quarter ended June 30, 2024. Origination volume relative to purchase activity accounted for 91.7% of originations for the quarter ended June 30, 2025 compared to 92.7% of total originations for the quarter ended June 30, 2024.
●	Mortgage banking non-interest income decreased $2.4 million, or 9.7%, to $22.6 million for the quarter ended June 30, 2025, compared to $25.1 million for the quarter ended June 30, 2024.
●	Gross margin on loans sold totaled 3.84% for the quarter ended June 30, 2025, compared to 3.93% for the quarter ended June 30, 2024.
●	Total compensation, payroll taxes and other employee benefits decreased $574,000, or 3.4%, to $16.3 million during the quarter ended June 30, 2025 compared to $16.9 million during the quarter ended June 30, 2024. The decrease primarily related to decreased commission expense and salary expense offset by an increase in health insurance expense.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2025	2024	2025	2024
	(In Thousands, except per share amounts)
Interest income:
Loans	$25,875	$25,601	$50,953	$50,085
Mortgage-related securities	1,253	1,125	2,444	2,223
Debt securities, federal funds sold and short-term investments	1,557	1,294	3,043	2,617
Total interest income	28,685	28,020	56,440	54,925
Interest expense:
Deposits	10,967	9,716	22,299	18,686
Borrowings	4,010	7,625	7,857	14,423
Total interest expense	14,977	17,341	30,156	33,109
Net interest income	13,708	10,679	26,284	21,816
Provision (credit) for credit losses	(9)	(225)	(567)	(158)
Net interest income after provision (credit) for loan losses	13,717	10,904	26,851	21,974
Noninterest income:
Service charges on loans and deposits	413	465	1,006	889
Increase in cash surrender value of life insurance	1,014	804	1,495	1,152
Mortgage banking income	22,559	24,838	38,287	44,906
Other	343	390	638	798
Total noninterest income	24,329	26,497	41,426	47,745
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	21,121	21,762	38,168	41,638
Occupancy, office furniture, and equipment	1,753	2,029	3,682	4,137
Advertising	746	987	1,469	1,901
Data processing	1,313	1,242	2,525	2,448
Communications	257	240	492	466
Professional fees	500	758	2,236	1,501
Real estate owned	(8)	1	(18)	14
Loan processing expense	817	861	1,737	1,907
Other	1,878	2,379	4,436	3,797
Total noninterest expenses	28,377	30,259	54,727	57,809
Income before income taxes	9,669	7,142	13,550	11,910
Income tax expense	1,942	1,430	2,787	3,160
Net income	$7,727	$5,712	$10,763	$8,750
Income per share:
Basic	$0.43	$0.31	$0.59	$0.47
Diluted	$0.43	$0.31	$0.59	$0.47
Weighted average shares outstanding:
Basic	17,989	18,524	18,127	18,772
Diluted	18,004	18,568	18,143	18,802

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$63,178	$35,182
Federal funds sold	7,465	4,302
Interest-earning deposits in other financial institutions and other short term investments	280	277
Cash and cash equivalents	70,923	39,761
Securities available for sale (at fair value)	218,757	208,549
Loans held for sale (at fair value)	161,826	135,909
Loans receivable	1,664,273	1,680,576
Less: Allowance for credit losses ("ACL") - loans	17,800	18,247
Loans receivable, net	1,646,473	1,662,329

Office properties and equipment, net	18,874	19,389
Federal Home Loan Bank stock (at cost)	20,349	20,295
Cash surrender value of life insurance	76,287	74,612
Real estate owned, net	85	505
Prepaid expenses and other assets	42,986	48,259
Total assets	$2,256,560	$2,209,608

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$174,506	$171,115
Money market and savings deposits	320,881	283,243
Time deposits	889,320	905,539
Total deposits	1,384,707	1,359,897

Borrowings	465,726	446,519
Advance payments by borrowers for taxes	21,083	5,630
Other liabilities	43,553	58,427
Total liabilities	1,915,069	1,870,473

Shareholders' equity:
Preferred stock	-	-
Common stock	188	193
Additional paid-in capital	84,106	91,214
Retained earnings	282,578	277,196
Unearned ESOP shares	(10,089)	(10,682)
Accumulated other comprehensive loss, net of taxes	(15,292)	(18,786)
Total shareholders' equity	341,491	339,135
Total liabilities and shareholders' equity	$2,256,560	$2,209,608

Share Information
Shares outstanding	18,776	19,343
Book value per share	$18.19	$17.53

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$13,708	$12,576	$12,835	$11,517	$10,679
Provision (credit) for credit losses	(9)	(558)	367	(377)	(225)
Total noninterest income	24,329	17,097	19,005	22,552	26,497
Total noninterest expense	28,377	26,350	25,267	28,560	30,259
Income before income taxes	9,669	3,881	6,206	5,886	7,142
Income tax expense	1,942	845	996	1,158	1,430
Net income	$7,727	$3,036	$5,210	$4,728	$5,712
Income per share – basic	$0.43	$0.17	$0.28	$0.26	$0.31
Income per share – diluted	$0.43	$0.17	$0.28	$0.26	$0.31
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	1.39%	0.57%	0.94%	0.83%	1.02%
Return on average equity - QTD	9.04%	3.61%	6.05%	5.55%	6.84%
Net interest margin - QTD	2.60%	2.47%	2.42%	2.13%	2.01%

Return on average assets - YTD	0.99%	0.57%	0.84%	0.81%	0.79%
Return on average equity - YTD	6.32%	3.61%	5.48%	5.30%	5.17%
Net interest margin - YTD	2.54%	2.47%	2.17%	2.09%	2.08%

Asset Quality Ratios:
Past due loans to total loans	0.69%	0.67%	0.95%	0.63%	0.76%
Nonaccrual loans to total loans	0.49%	0.45%	0.34%	0.32%	0.33%
Nonperforming assets to total assets	0.37%	0.35%	0.28%	0.25%	0.25%
Allowance for credit losses - loans to loans receivable	1.07%	1.08%	1.09%	1.07%	1.10%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,812,065	$1,768,617	$1,819,574	$1,870,627	$1,859,608
Mortgage related securities	173,220	170,947	168,521	170,221	171,895
Debt securities, federal funds sold and short term investments	131,710	123,004	124,658	115,270	107,992
Total interest-earning assets	2,116,995	2,062,568	2,112,753	2,156,118	2,139,495
Noninterest-earning assets	105,382	105,030	100,627	104,600	104,019
Total assets	$2,222,377	$2,167,598	$2,213,380	$2,260,718	$2,243,514

Interest-bearing liabilities
Demand accounts	$89,548	$87,393	$92,247	$89,334	$91,300
Money market, savings, and escrow accounts	320,908	300,686	306,478	304,116	293,483
Certificates of deposit - retail	830,550	818,612	810,340	786,228	758,252
Certificates of deposit - brokered	72,533	97,101	59,254	-	-
Total interest-bearing deposits	1,313,539	1,303,792	1,268,319	1,179,678	1,143,035
Borrowings	437,784	397,053	464,964	600,570	622,771
Total interest-bearing liabilities	1,751,323	1,700,845	1,733,283	1,780,248	1,765,806
Noninterest-bearing demand deposits	85,665	80,372	87,889	91,532	93,637
Noninterest-bearing liabilities	42,669	44,905	49,645	49,787	48,315
Total liabilities	1,879,657	1,826,122	1,870,817	1,921,567	1,907,758
Equity	342,720	341,476	342,563	339,151	335,756
Total liabilities and equity	$2,222,377	$2,167,598	$2,213,380	$2,260,718	$2,243,514

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.73%	5.75%	5.75%	5.65%	5.54%
Mortgage related securities	2.90%	2.83%	2.67%	2.66%	2.63%
Debt securities, federal funds sold and short term investments	4.74%	4.90%	4.85%	5.05%	4.82%
Total interest-earning assets	5.43%	5.46%	5.46%	5.39%	5.27%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.07%	2.10%	2.00%	1.94%	1.89%
Certificates of deposit - retail	4.11%	4.33%	4.53%	4.54%	4.41%
Certificates of deposit - brokered	4.35%	4.18%	4.18%	0.00%	0.00%
Total interest-bearing deposits	3.35%	3.52%	3.58%	3.53%	3.42%
Borrowings	3.67%	3.93%	4.11%	4.77%	4.92%
Total interest-bearing liabilities	3.43%	3.62%	3.72%	3.95%	3.95%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,640	$12,403	$12,886	$12,250	$11,234
Provision (credit) for credit losses	(19)	(518)	331	(302)	(279)
Total noninterest income	1,686	1,348	1,595	1,227	1,491
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,027	5,212	4,883	5,326	5,116
Occupancy, office furniture and equipment	920	1,076	825	904	983
Advertising	219	171	204	311	229
Data processing	806	712	691	720	687
Communications	99	100	89	80	72
Professional fees	196	347	196	190	177
Real estate owned	(8)	(10)	12	-	1
Loan processing expense	-	-	-	-	-
Other	466	596	563	602	672
Total noninterest expense	7,725	8,204	7,463	8,133	7,937
Income before income taxes	7,620	6,065	6,687	5,646	5,067
Income tax expense	1,400	1,427	1,399	941	718
Net income	$6,220	$4,638	$5,288	$4,705	$4,349

Efficiency ratio - QTD (non-GAAP)	50.40%	59.66%	51.54%	60.35%	62.37%
Efficiency ratio - YTD (non-GAAP)	54.78%	59.66%	59.58%	62.58%	63.77%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income (loss)	$53	$152	$(92)	$(760)	$(552)
Provision (credit) for credit losses	10	(40)	36	(75)	54
Total noninterest income	22,643	15,731	17,455	21,386	25,081
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	16,312	12,054	13,781	15,930	16,886
Occupancy, office furniture and equipment	833	853	754	953	1,046
Advertising	527	552	523	615	758
Data processing	507	498	542	570	549
Communications	158	135	135	152	168
Professional fees	303	1,373	917	379	569
Real estate owned	-	-	-	-	-
Loan processing expense	817	920	486	697	861
Other	1,230	1,751	814	1,261	1,641
Total noninterest expense	20,687	18,136	17,952	20,557	22,478
(Loss) income before income taxes (benefit) expense	1,999	(2,213)	(625)	144	1,997
Income tax (benefit) expense	531	(588)	(428)	194	684
Net (loss) income	$1,468	$(1,625)	$(197)	$(50)	$1,313

Efficiency ratio - QTD (non-GAAP)	91.15%	114.18%	103.39%	99.67%	91.64%
Efficiency ratio - YTD (non-GAAP)	100.63%	114.18%	97.74%	96.23%	94.62%

Loan originations	$588,838	$387,729	$470,650	$558,729	$634,109
Purchase	91.7%	87.5%	82.1%	88.9%	92.7%
Refinance	8.3%	12.5%	17.9%	11.1%	7.3%
Gross margin on loans sold(1)	3.84%	3.98%	3.74%	3.83%	3.93%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations